CONTROL #:


NEITHER THIS WARRANT NOR ANY OF THE RIGHTS OR OBLIGATIONS EVIDENCED HEREBY NOR ANY OF THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE (THE "STATE LAWS"). NEITHER THIS WARRANT NOR ANY OF THE RIGHTS OR OBLIGATIONS EVIDENCED HEREBY NOR ANY OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR THE AVAILABILITY OF AN APPLICABLE EXEMPTION FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH ACT AND STATE LAWS EVIDENCED BY AN OPINION OF LEGAL COUNSEL, WHICH OPINION AND LEGAL COUNSEL ARE SATISFACTORY TO THE COMPANY.

                          COMMON STOCK PURCHASE WARRANT
          Void after 5:00 p.m. (California time) on December 15, 2002.


                                                   Warrant  to  Purchase  Shares
                                            of  Common  Stock,  $.01  par  value
                                                   of  Penn  Octane  Corporation
                                                                          Dated:


                            PENN  OCTANE  CORPORATION


This  is  to  Certify  That,  FOR  VALUE  RECEIVED,

                            , a _____________________

(herein referred to as the "Holder") is, upon the terms and subject to the conditions hereinafter set forth in this Common Stock Purchase Warrant (the "Warrant"), entitled to purchase from PENN

OCTANE CORPORATION, a Delaware corporation (the "Company"), on or before December 15, 2002 (or, if such date is not a Business Day (hereinafter defined), then on the next succeeding day which is a Business Day), up to shares of Common Stock, $.01 par value, of the Company (the "Common Stock") at an exercise price of $4.00 per share, subject to adjustment as to number of shares and purchase price as set forth in Section 5 below. The exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". For purposes hereof, a "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in Palm Desert, California, are authorized by law or regulation to close.

     Reference is made to that certain Purchase Agreement, dated as of even date herewith (the "Agreement"), between the Company and the Holder, pursuant to which this Warrant is first being issued. This Warrant shall be exercisable, upon the same terms and conditions, for up to additional shares of Common Stock if, but only if, the Company does not prepay the entire principal of and all accrued and unpaid interest on the Note acquired by the Holder pursuant to the Agreement on or before the 90th day following the date thereof.

     The shares of Common Stock issuable upon exercise of this Warrant are sometimes herein called the "Warrant Stock."

     1.     Exercise  of  Warrant.  Subject to the other provisions hereof, this
            ---------------------
Warrant may be exercised in whole or in part at any time and from time to time by presentation and surrender hereof to the Company for cancellation at its principal office with the Purchase Form annexed hereto (the "Purchase Form") duly executed and accompanied by payment of the Exercise Price in immediately available funds for the number of shares specified in such form. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, as aforesaid, execute and deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof (with the exception of any federal or state income taxes applicable thereto), all such taxes to be paid by the Company, it being understood however that the Holder shall be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

     2.     Reservation of Shares; Stock Fully Paid.  The Company agrees that at
            ---------------------------------------
all times there shall be authorized and reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant. All shares which may be issued upon exercise hereof will, upon issuance, and receipt of payment therefor, be duly authorized, validly issued, fully paid and non-assessable.

     3.     Fractional  Shares.  This  Warrant  shall not be exercisable in such
            ------------------
manner as to require the issuance of fractional shares. If, as a result of adjustment in the Exercise Price or the number of shares of Common Stock to be received upon exercise of this Warrant pursuant to the terms hereof, fractional shares would be issuable, no such fractional shares shall be issued. In lieu thereof, the Company shall pay the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock. The term "Fair Market Value" shall mean, as of a particular date, the "market price" on such date.

          For purposes of this Warrant, the "market price" on any day shall be the last sale price on such day on the NASDAQ Stock Market, or, if the Common Stock is not then listed or admitted to trading on the NASDAQ Stock Market, on such other principal stock exchange on which such stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or, if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the reported closing bid and asked prices on such day in the over-the-counter market as quoted on the National Association of Securities Dealers Automated Quotation
System or, if not so quoted, then as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company. If there shall be no meaningful over-the-counter market, then Fair Market Value shall be such amount as may be determined solely by the Company, acting in good faith.

     4.     Rights  of  the  Holder.  The Holder shall not, by virtue hereof, be
            -----------------------
entitled to any rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     5.     Adjustment  of  Exercise Price and Number of Shares.  The number and
            ---------------------------------------------------
kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a)     Adjustment  Upon  Financing.  Upon  the closing of a Financing
                  ---------------------------
(as defined in Clause (i)(a) of Recital A to and Section 10 of the Agreement) after the date hereof in which the net proceeds to the Company exceed $1,000,000, and:

               (i) shares of Common Stock are sold in such Financing for a per share purchase price (for purposes of this Section 5(a), the "Stock Price") which is less than the Exercise Price in effect immediately prior to such event); or

               (ii) options or warrants exercisable for the purchase of shares of Common Stock are issued in such Financing and the amount (for purposes of this Section 5(a), the "Option/Warrant Price") determined by dividing (A) the sum of (1) the aggregate consideration received or derived by the Company in respect of such options or warrants (as determined solely by the Company, acting in good faith), and (2) the aggregate amount payable to the Company assuming full exercise thereof (as determined solely by the Company, acting in good faith), by (B) the aggregate number of shares of Common Stock issuable upon such full exercise, is less than the Exercise Price in effect immediately prior to such event; or

               (iii) securities convertible into shares of Common Stock are issued in such Financing and the amount (for purposes of this Section 5(a), the "Conversion Price") determined by dividing (A) the sum of (1) the aggregate consideration received or derived by the Company in respect of such convertible securities (as determined solely by the Company acting in good faith), and (2) the aggregate amount of any additional consideration payable to the Company assuming full conversion thereof (as determined solely by the Company, acting in good faith) by (B) the aggregate number of shares of Common Stock issuable upon such full conversion is less than the Exercise Price in effect immediately prior to such event; then, in any of such events, the Exercise Price in effect immediately prior to such event shall be adjusted to such Stock Price, Option/Warrant Price or Conversion Price, as the case may be. In addition, the number of shares purchasable pursuant to the exercise of this Warrant shall be adjusted so that the aggregate consideration to be paid upon exercise of the Warrant shall remain the same as prior to such adjustment of the Exercise Price.

     The provisions of this Section 5(a) shall be equitably and proportionately adjusted (as determined solely by the Company, acting in good faith) to give effect to all of the other adjustments contemplated by this Section 5. No adjustment in the Exercise Price or number of shares covered by this Warrant shall be made to the extent that it is determined that equitable and proportionate adjustments therein have already been made pursuant to the other provisions of this Section 5. All determinations that are necessary under or are required, permitted or contemplated by the provisions of this Section 5 shall be made solely by the Company, acting in good faith, without regard to whether such is otherwise specifically provided for in this Section 5.

          (b)   Adjustment  for Change in Capital Stock.  If  at  any time after
                ---------------------------------------
the  date  hereof,  the  Company:

               (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;
               (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

               (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

               (v) issues by reclassification of its Common Stock any shares of its capital stock;

then the number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price in effect immediately prior to such action shall each be adjusted so that the Holder may receive upon exercise of this Warrant and payment of the same aggregate consideration, the number of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised the Warrant immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          (c)     Adjustment  for Other Distributions.  If at any time after the
                  -----------------------------------
date hereof, the Company distributes to all holders of its Common Stock any of its assets or debt securities, the Exercise Price following the record date shall be adjusted in accordance with the following formula:
     E'=  E     x     M-F
                      ---
                       M

where:    E'    =     the  adjusted  Exercise  Price.
          E     =     the  Exercise  Price  immediately prior to the adjustment.
          M     =     the  market  price  (as  defined  in Section 3 hereof) per share of Common Stock on the record date of the distribution.

          F     =     the  aggregate  fair market value (as determined solely by the Company, acting in good faith) on the record date of the assets or debt securities to be distributed divided by the number of outstanding shares of Common Stock.

     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution. In the event that such distribution is not actually made, the Exercise Price shall again be adjusted to the Exercise Price as determined without giving effect to the calculation provided hereby. In no event shall the Exercise Price be adjusted to an amount less than zero.

     This Section 5(c) does not apply to transactions covered by Section 5(b) or to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business.

          (d)     Deferral  of  Issuance  or  Payment.  In  any case in which an
                  -----------------------------------
event covered by this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer making such adjustment until the occurrence of such event. If the Company so defers making any such adjustment and if this Warrant is exercised after such record date but before the occurrence of such event, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise, had such adjustment been made as of the record date, over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price as unadjusted, shall be issued promptly following the occurrence of such event and the Company shall pay to the Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 3.

          (e)     When No Adjustment Required.  No adjustment under this Section
                  ---------------------------
5  need  be  made  for  a  change in the par value or no par value of the Common
Stock.

          (f)     Statement  of  Adjustments.  Whenever  the  Exercise Price and
                  --------------------------
number of shares of Common Stock purchasable hereunder is required to be adjusted as provided in this Section 5, the Company shall promptly prepare a certificate signed by its President or any Vice President and its Chief
Financial Officer, Treasurer or any Assistant Treasurer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description hereunder), and the Exercise Price and number of shares of Common Stock or other securities purchasable hereunder after giving effect to such adjustment, and shall promptly cause copies of such certificates to be delivered to the Holder pursuant to Section 14 of that certain Purchase Agreement, dated as of even date herewith (the "Agreement") pursuant to which this Warrant is first being issued.

          (g)     No Adjustment Upon Exercise of Warrants.  No adjustments shall
                  ---------------------------------------
be made under this Section 5 in connection with the issuance of Warrant Stock upon exercise or exchange of the Warrants.

          (h)     No  adjustment for Small Amounts.  Notwithstanding anything in
                  --------------------------------
this Section 5 to the contrary, no adjustment of the Exercise Price or the number or type of securities covered by this Warrant shall be made if the amount of such adjustment in the Exercise Price shall be less than $.05 per share, but in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment of the Exercise Price which, together with any adjustment of the Exercise Price so carried forward, shall amount to $.05 per share or more.

          (i)     Common  Stock Defined.  Subject to the provisions of Section 6
                  ---------------------
hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof or as a result of any corporate reorganization as provided for in
Section  6  hereof.

     6.     Reclassification,  Reorganization,  Consolidation or Merger.  In the
            -----------------------------------------------------------
event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise or exchange of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise or exchange of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 6 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or classification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 5(b) hereof.

     7.     Notice  to  Warrant  Holders.  So  long  as  this  Warrant  shall be
            ----------------------------
outstanding, (i) if the Company shall pay any dividend or make any distribution upon its Common Stock, or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock or securities of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company, or voluntary or involuntary dissolution or liquidation of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder pursuant to Section 14 of the Agreement, at least twenty
(20) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution or liquidation is to take place and the date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution or liquidation.

     8.     Certain Obligations of the Company.  The Company agrees that it will
            ----------------------------------
not increase the par value of the shares of Warrant Stock issuable upon exercise of this Warrant above the prevailing and currently applicable Exercise Price hereunder, and that before taking any action that would cause an adjustment reducing the prevailing and current applicable Exercise Price hereunder below the then par value of the Warrant Stock at the time issuable upon exercise of this Warrant, the Company will take such corporate action, as in the opinion of its counsel, may be necessary in order that the Company may validly issue fully paid, nonassessable shares of such Warrant Stock. The Company will maintain an office or agency (which shall initially be the Company's principal office in Palm Desert, California) where presentations and demands to or upon the Company in respect of this Warrant may be made and will give notice in writing to the Holder pursuant to Section 14 of the Agreement of each change of location thereof.

     9.     Repurchase  Right.  Notwithstanding  any  other  provisions  of this
            -----------------
Warrant, the Company may, in the event that the per share closing price of the Company's Common Stock, as reported on the NASDAQ SmallCap Market or such other principal market in which the Company's Common Stock may then be quoted, exceeds $7.50 for any period of twenty (20) consecutive trading days (a "Relevant
Trading Period"), upon not less than thirty (30) days' notice (a "Warrant Repurchase Exercise Notice") in writing to the Holder pursuant to Section 14 of the Agreement, repurchase all or any portion of this Warrant at a purchase price equal to $.10 per share of Common Stock covered hereby, such purchase price to be equitably and proportionally adjusted (as determined solely by the Company, acting in good faith) each time the Exercise Price is adjusted pursuant to
Section 5 hereof; provided, however that the Company shall not be entitled to exercise such repurchase rights if and to the extent that (i) the Holder has registration rights in respect of the Common Stock covered by this Warrant under the Registration Rights Agreement (as defined in the Agreement), (ii) a registration statement covering the sale of such Common Stock by the Holder has not been filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act") and declared effective by the SEC thereunder, and (iii) such registration statement (or any amended or successor registration statement) is not effective for at least one full Relevant Trading Period; and, provided further, that the restrictions on the Company's repurchase rights contained in the immediately preceding proviso shall terminate if and to the extent that the Holder (i) has been offered, but has declined, the opportunity to include such shares of Common Stock in a registration statement being filed by the Company under the Act, or (ii) is eligible, during any full Relevant Trading Period, to sell such shares under the provisions of Rule 144 (or any successor or similar such rule, other than Rule
144A) without regard to the volume limitations thereof. During such thirty (30) day period, the Holder may exercise such Warrants or a portion thereof in accordance with the terms hereof. The closing of such repurchase shall occur on the date, at the time and at the place set forth in such Warrant Repurchase Exercise Notice or at such other time, date or place as shall be agreed upon by the Company and the Holder. At the Closing, unless and except to the extent that this Warrant has been exercised by the Holder during such thirty (30) day period, the Company shall deliver to the Holder an amount equal to the purchase price in immediately available funds and the Holder will deliver this Warrant to the Company for cancellation. To the extent any repurchase hereunder is of less than all of the rights represented by this Warrant, the Company will deliver to the Holder a new Warrant covering the rights not so purchased.

     10.     Determinations  by  Board  of Directors.  All determinations by the
             ---------------------------------------
Company  under  the  provisions  of  this  Warrant  will  be made in good faith.

     11.     Notice.  All notices and other communications required or permitted
             ------
hereunder  shall  be  given  as  provided  in  Section  14  of  the  Agreement.

     12.     Replacement of Lost, Stolen, Destroyed or Mutilated Warrants.  Upon
             ------------------------------------------------------------
receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine, and, in the case of any such mutilation, upon the surrender of such Warrant for cancellation, the Company will execute and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor.

     13.     Assignability; Binding Effect.  The provisions of Sections 9 and 15
             -----------------------------
of the Agreement are incorporated herein by this reference and made applicable to this Warrant and the Common Stock covered hereby.

     14.     Number  and  Gender.  Whenever  the singular number is used herein,
             -------------------
the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     15.     Applicable  Law.  This  Warrant shall be governed by, and construed
             ---------------
in accordance with, the laws of the State of New York, without regard to its conflict of laws principles.

                                        PENN  OCTANE  CORPORATION


                                   By:
                                        Ian  T.  Bothwell,  Vice  President  and
                                        Chief  Financial  Officer

                                  PURCHASE FORM
                                  -------------


Penn  Octane  Corporation
77-530  Enfield  Lane,  Bldg.  D
Palm  Desert,  California  92211
Attention:  President



     The undersigned hereby irrevocably elects to exercise the within Warrant to purchase ___________ shares of Common Stock and hereby makes payment of $____________ in payment of the Exercise Price thereof.



Dated:,
                                                   Signature  of  Holder

                                                   Print Name of Holder


                                           Address  of  Holder:

                                           -------------------------------------
                                           -------------------------------------
                                           -------------------------------------
                                           Fax  No.
                                                   -----------------------------